Exhibit 1.1

Execution Version

EMC Corporation

1.875% Notes Due 2018

2.650% Notes Due 2020

3.375% Notes Due 2023

Underwriting Agreement

New York, New York

June 3, 2013

To the Representatives named in

Schedule I hereto of the several

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

EMC Corporation, a corporation organized under the laws of Massachusetts (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”) to be dated as of June 6, 2013, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the

Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission the Final Prospectus. As filed, the Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the term sheet prepared and filed pursuant to Section 5(b)) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on each Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of the Final Prospectus and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus or the final term sheet based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents in all material respects the information called for and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, each a “Subsidiary” and collectively, the “Subsidiaries”) (i) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the jurisdiction in which it is chartered, organized or formed (to the extent the concept of good standing is applicable in such jurisdiction), as applicable, with full corporate, limited liability company or partnership, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and (ii) except where the failure to be so qualified or be in good standing in such other jurisdictions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, to do business and is in good standing under the laws of each other jurisdiction which requires such qualification.

(h) All the outstanding shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except to the extent such perfected security interest or other security interest, claim, lien or encumbrance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Disclosure Package, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

(j) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection with the transactions contemplated herein, except such as have been or will be obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(l) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the

Company or any of its subsidiaries or any of its or their properties, except, with respect to (ii) and (iii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(m) The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, at the Closing Date, will have been duly executed and delivered and will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law), entitled to the benefits of the Indenture;

(n) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Consolidated Financial Information” incorporated by reference in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present in all material respects, on the basis stated, the information included therein.

(o) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(p) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease,

mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, with respect to (ii) and (iii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(r) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses as presently conducted, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus or where the failure to possess the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(s) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(t) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system.

(u) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(w) The Company does not anticipate that it will incur any costs and liabilities under Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(x) There is and has been no failure in any material respect on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(y) Neither the Company nor, to the knowledge of the Company, any of its subsidiaries or any director, officer or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a material sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and its Subsidiaries.

(z) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”), or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(bb) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is the subject of any Sanctions.

(cc) Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, to the Company’s knowledge, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”), in the preceding three years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(dd) There are no significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) of the Company other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(ee) To the knowledge of the Company, the Company and its Subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, (a) to the knowledge of the Company, the Company is not infringing or otherwise violating any patent, trademark, copyright, trade secret or other proprietary rights of others; and (b) there is no pending or threatened action, suit, proceeding or claim by others alleging such infringement or violation by the Company, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object promptly after receipt thereof. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives (such approval not to be unreasonably withheld) with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request, received by the Company, by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission (of which issuance the Company has knowledge) of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of any notice of the Commission objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Company will prepare the final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish, upon request, to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement (without exhibits thereto) for each of the Underwriters and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, on or prior to the Closing Date.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) any fees charged by any “nationally recognized statistical rating organization” (as defined by Section 3(a)(62) of the Exchange Act) (each, a “Rating Agency”) for rating the Securities, (x) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder required to be performed at or prior to the Closing Date and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or notice of objection of the Commission to the use of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened.

(b) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form agreed upon by the parties.

(c) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chairman of the Board, the Vice Chairman of the Board or the President of the Company and (y) the principal financial or accounting officer of the Company, provided that the signers of such certificate pursuant to clauses (x) and (y) shall not be the same person, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that each such signer certifies, in his or her capacity as an officer of the Company, that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice of the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, in each case, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any Rating Agency or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York, 10006, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them solely and directly in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred, in the sole judgment of the Representatives, any Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services, (v) there shall have occurred any downgrading or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any Rating Agency or (vi) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912), and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, (ii) J.P. Morgan Securities LLC General Counsel (fax no.: 212-834-6081), and confirmed to the General Counsel, J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, New York, 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor and (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated (fax no.: 212-901-7881), and confirmed to the Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 50 Rockefeller Plaza, New York, New York, 10020, Attention: High Grade Debt Capital Markets Transaction Management/Legal, with a copy to Jeff Karpf, Esq., Cleary Gottlieb Steen & Hamilton LLP (fax no.: 212-225-3999), and confirmed to Jeff Karpf, Esq., Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006; or, if sent to the Company, will be mailed, delivered or telefaxed to EMC Corporation (fax no. 508-497-6915), and confirmed to it at EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, attention of the Legal Department, with a copy to Margaret A. Brown, Esq. and Gregg A. Noel, Esq., Skadden, Arps, Slate, Meagher & Flom LLP (fax no.:617-573-4822), and confirmed to Margaret A. Brown, Esq. and Gregg A. Noel, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto relating to the Securities became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” shall mean any material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which relates to the Securities and is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits, financial statements and documents incorporated by reference, and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

21. Patriot Act Acknowledgement. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

EMC Corporation

By:	/s/ Paul T. Dacier
	Name:	Paul T. Dacier
	Title:	Executive Vice President and General Counsel

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	Citigroup Global Markets Inc.

By:	/s/ Brian Bednarski
	Name:	Brian Bednarski
	Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

By: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Laurie Campbell
	Name:	Laurie Campbell
	Title:	Managing Director

For themselves and the other

several Underwriters, if any,

named in Schedule II to the

foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated June 3, 2013

Registration Statement No. 333-188933

Representatives:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Title, Purchase Price and Description of Securities:

2018 Notes

Title:	1.875% Notes due 2018

Principal amount:	$2,500,000,000

Purchase price (include accrued interest or amortization, if any):	99.443%

Sinking fund provisions:	None.

Redemption provisions:	Callable at any time at a make-whole premium of comparable maturity U.S. Treasury plus 15 bps.

2020 Notes

Title:	2.650% Notes due 2020

Principal amount:	$2,000,000,000

Purchase price (include accrued interest or amortization, if any):	99.185%

Sinking fund provisions:	None.

Redemption provisions:	Callable at any time at a make-whole premium of comparable maturity U.S. Treasury plus 20 bps.

2023 Notes

Title:	3.375% Notes due 2023

Principal amount:	$1,000,000,000

Purchase price (include accrued interest or amortization, if any):	99.325%

Sinking fund provisions:	None.

Redemption provisions:	Callable at any time at a make-whole premium of comparable maturity U.S. Treasury plus 20 bps; provided, however, if the Securities are redeemed on or after 3 months prior to the maturity date, the make-whole premium will be zero.

Closing Date, Time and Location: June 6, 2013 at 10:00 a.m. at One Liberty Plaza, New York, New York, 10006.

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): June 6, 2013.

2

SCHEDULE II

Underwriters	Principal Amount of 1.875% Notes due 2018 to be Purchased	Principal Amount of 2.650% Notes due 2020 to be Purchased	Principal Amount of 3.375% Notes due 2023 to be Purchased

Citigroup Global Markets Inc.	$416,500,000	$333,200,000	$166,600,000
J.P. Morgan Securities LLC	416,500,000	333,200,000	166,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	416,500,000	333,200,000	166,600,000
Barclays Capital Inc.	104,250,000	83,400,000	41,700,000
Deutsche Bank Securities Inc.	104,250,000	83,400,000	41,700,000
Goldman, Sachs & Co.	104,250,000	83,400,000	41,700,000
Morgan Stanley & Co. LLC	104,250,000	83,400,000	41,700,000
RBS Securities Inc.	104,250,000	83,400,000	41,700,000
UBS Securities LLC	104,250,000	83,400,000	41,700,000
Wells Fargo Securities, LLC	104,250,000	83,400,000	41,700,000
BMO Capital Markets Corp.	34,750,000	27,800,000	13,900,000
BNP Paribas Securities Corp.	34,750,000	27,800,000	13,900,000
BNY Mellon Capital Markets, LLC	34,750,000	27,800,000	13,900,000
Credit Suisse Securities (USA) LLC	34,750,000	27,800,000	13,900,000
HSBC Securities (USA) Inc.	34,750,000	27,800,000	13,900,000
ING Financial Markets LLC	34,750,000	27,800,000	13,900,000
PNC Capital Markets LLC	34,750,000	27,800,000	13,900,000
SG Americas Securities, LLC	34,750,000	27,800,000	13,900,000
U.S. Bancorp Investments, Inc.	34,750,000	27,800,000	13,900,000
Banca IMI S.p.A.	16,000,000	12,800,000	6,400,000
Evercore Group L.L.C.	16,000,000	12,800,000	6,400,000
Jefferies LLC	16,000,000	12,800,000	6,400,000
KeyBanc Capital Markets Inc.	16,000,000	12,800,000	6,400,000
Lloyds Securities Inc.	16,000,000	12,800,000	6,400,000
Mitsubishi UFJ Securities (USA), Inc.	16,000,000	12,800,000	6,400,000
Mizuho Securities USA Inc.	16,000,000	12,800,000	6,400,000
Needham & Company, LLC	16,000,000	12,800,000	6,400,000
Raymond James & Associates, Inc.	16,000,000	12,800,000	6,400,000
RBC Capital Markets, LLC	16,000,000	12,800,000	6,400,000
Santander Investment Securities Inc.	16,000,000	12,800,000	6,400,000
SMBC Nikko Capital Markets Limited	16,000,000	12,800,000	6,400,000
The Williams Capital Group, L.P.	16,000,000	12,800,000	6,400,000
Total	$2,500,000,000	$2,000,000,000	$1,000,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Final pricing term sheet substantially in the form set forth in Schedule IV

SCHEDULE IV

Filed Pursuant to Rule 433

Registration Statement No. 333-188933

Issuer Free Writing Prospectus dated June 3, 2013

Relating to Preliminary Prospectus Supplement dated June 3, 2013

Pricing Term Sheet

1.875% Notes due 2018

2.650% Notes due 2020

3.375% Notes due 2023

The information in this pricing term sheet relates only to the offering of securities described herein (the “Notes Offering”) and should be read together with (i) the preliminary prospectus supplement dated June 3, 2013 relating to the Notes Offering, including the documents incorporated by reference therein, and (ii) the accompanying prospectus dated May 30, 2013, each filed with the Securities and Exchange Commission. The information in this pricing term sheet supplements the preliminary prospectus supplement and supersedes the information in the preliminary prospectus supplement to the extent inconsistent with the information in the preliminary prospectus supplement.

Issuer:	EMC Corporation

Securities:	1.875% Notes due 2018 (the “2018 Notes”) 2.650% Notes due 2020 (the “2020 Notes”) 3.375% Notes due 2023 (the “2023 Notes”)

Offering Format:	SEC Registered

Principal Amount:	$2,500,000,000 of the 2018 Notes $2,000,000,000 of the 2020 Notes $1,000,000,000 of the 2023 Notes

Maturity Date:	June 1, 2018 for the 2018 Notes June 1, 2020 for the 2020 Notes June 1, 2023 for the 2023 Notes

Coupon:	1.875% per year for the 2018 Notes 2.650% per year for the 2020 Notes 3.375% per year for the 2023 Notes

Price to Public:	99.943% of principal amount for the 2018 Notes 99.760% of principal amount for the 2020 Notes 99.925% of principal amount for the 2023 Notes

Yield to Maturity:	1.887% for the 2018 Notes 2.688% for the 2020 Notes 3.384% for the 2023 Notes

Spread to Benchmark Treasury:	+85 bps for the 2018 Notes +115 bps for the 2020 Notes +125 bps for the 2023 Notes

Benchmark Treasury:	UST 1.000% due May 31, 2018 for the 2018 Notes UST 1.375% due May 31, 2020 for the 2020 Notes UST 1.750% due May 15, 2023 for the 2023 Notes

Benchmark Treasury Price:	99-26 1/4 for the 2018 Notes 98-29+ for the 2020 Notes 96-18+ for the 2023 Notes

Benchmark Treasury Yield:	1.037% for the 2018 Notes 1.538% for the 2020 Notes 2.134% for the 2023 Notes

Interest Payment Dates:	Semi-annually on June 1 and December 1, commencing on December 1, 2013

Make-Whole Call Redemption:	+15 bps for the 2018 Notes +20 bps for the 2020 Notes +20 bps for the 2023 Notes

Par Redemption:	Not applicable for the 2018 Notes Not applicable for the 2020 Notes On or after March 1, 2023 (3 months prior to the maturity date) for the 2023 Notes

Day Count Convention:	30 / 360

Pricing Date:	June 3, 2013

Settlement Date:	June 6, 2013 (T+3)

CUSIP / ISIN:	268648 AP7 / US268648AP77 for the 2018 Notes 268648 AQ5 / US268648AQ50 for the 2020 Notes 268648 AN2 / US268648AN20 for the 2023 Notes

Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof

Joint Book-Running Managers:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

RBS Securities Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

Co-Managers:

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

ING Financial Markets LLC

PNC Capital Markets LLC

SG Americas Securities, LLC

U.S. Bancorp Investments, Inc.

Banca IMI S.p.A.

Evercore Group L.L.C.

Jefferies LLC

KeyBanc Capital Markets Inc.

Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Needham & Company, LLC

Raymond James & Associates, Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Capital Markets Limited

The Williams Capital Group, L.P.

Pro Forma Ratio of Earnings to Fixed Charges:	The Issuer’s pro forma ratio of earnings to fixed charges, after giving effect to this offering, would have been 20.22x for the three months ended March 31, 2013 and 27.03x for the twelve months ended December 31, 2012.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at (800) 831-9146, J.P. Morgan Securities LLC collect at (212) 834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.